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                                                                   Exhibit 10.1

                                AMENDMENT NO. 2
                            TO EMPLOYMENT AGREEMENT

   THIS AMENDMENT is made and entered into by and between CALIFORNIA FEDERAL BANK, a Federal Savings Bank (the "Company"), having a business address at 135 Main Street, San Francisco, California, 94105, and Gerald J. Ford (the "Executive"), having a mailing address at 200 Crescent Court, Suite 1350, Dallas, Texas 75201.

                                R E C I T A L S

   WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of January 1, 2000 and subsequently amended on March 19, 2002 (the "Agreement");

   WHEREAS, the Company is a wholly owned indirect subsidiary of Golden State Bancorp Inc. ("GSB");

   WHEREAS, GSB is concurrently entering into an Agreement and Plan of Merger (the "Merger Agreement") with Citigroup Inc. ("Parent") and Mercury Merger Sub, Inc., a wholly owned direct subsidiary of Parent; and

   WHEREAS, concurrently with the execution of the Merger Agreement, and as an inducement to Parent to enter into the Merger Agreement, the Company and the Executive wish to amend the Agreement as hereinafter provided;

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Executive agree that the Agreement shall be amended as follows:

                                      I.

   1. Section 12 of the Agreement is hereby deleted and replaced in its entirety with the following new Section 12:

      12. No Competition. (a) For a period of twenty-four (24) months after the Closing Date (as defined in the Merger Agreement), the Executive shall not become a more than a 5% equity owner of, or an employee or consultant to, any retail bank or thrift that has a retail banking presence in the State of Nevada or the State of California (a "Competitive Business"). Notwithstanding anything to the contrary contained herein, nothing herein shall prohibit the Executive from being a more than 5% owner of a Competitive Business (provided that aggregate deposits of such Competitive Business in the States of Nevada and California (together with the aggregate amount of deposits in the States of Nevada and California of any other Competitive Business that the Executive has a more than 5% ownership interest) do not exceed $1 billion). In the event the Executive becomes an owner of a retail banking business as permitted by this Section 12 which institution has a retail banking presence in California or Nevada, the Executive agrees that he will not substantially increase the scope of those retail banking operations in California or Nevada during the above referenced twenty-four (24) month period after the Closing Date.

      (b) Notwithstanding anything to the contrary contained in paragraph (a), the Executive shall not be deemed to have violated the restrictions contained therein if the Executive acquires a Competitive Business as a part of an acquisition, by joint venture, merger, or other business combination, of the assets of, or the majority of the voting interests in, another person (a "Target Business") if (i) such Competitive Business's total deposits (based on the most recently audited balance sheet of the Target Business prior to entering into a definitive agreement with respect to the acquisition of the Target Business) in the States of Nevada and California do not exceed 20% of the total deposits of the Target Business (calculated as provided above) and (ii) the aggregate amount of deposits of such Competitive Business in the States of Nevada and California (together with the aggregate amount of deposits in the States of Nevada and California of any other Competitive Business that the Executive has a more than 5% ownership interest) do not exceed $1 billion.

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      (c) The Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 12 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this
   Section 12 shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Section 12 is invalid or against public policy, the remaining provisions of this Section 12 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      (d) The Executive acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's investment in its businesses and the goodwill thereof. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been engaged in the banking business with the Company, the Executive's reputation in the markets for the Company's businesses and the Executive's relationship with the suppliers, customers and clients of the Company. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor and the other opportunities that remain open to the Executive. Moreover, the Executive acknowledges that he has other means available to him for the pursuit of his livelihood.

   2. Section 13 of the Agreement is hereby deleted in its entirety and replaced by the following:

      The Executive shall not, from and after the Closing Date, (a) until the third anniversary of the Closing Date, use or disclose to others any of the customer lists of the Company or its subsidiaries in connection with retail banking or otherwise, (b) until the second anniversary of the Closing Date, solicit, directly or indirectly, for employment, any of the officers or employees of the Company or its subsidiaries as of the Closing Date, for so long as they remain employees of the Company or its subsidiaries or their respective successors or permitted assigns, and (c) until the second anniversary of the Closing Date, request, induce or attempt to influence any distributor or supplier of goods or services to the Company or any subsidiary thereof as of the Closing Date to curtail or cancel any business they may transact with the Company or such subsidiary thereof or their respective successors or permitted assigns for so long as such distributor or supplier continues in such capacity with the Company or its subsidiaries or their respective successors or permitted assigns.

   3. Section 17 of the Agreement is hereby amended by adding the following new Subsection "(b)" to read as follows and subsequent Subsections are renumbered accordingly:

      (b) Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be enforceable by the parties hereto and Parent. Notwithstanding any other provision herein to the contrary, unless the Merger Agreement is terminated in accordance with its terms, the Company and the Executive hereby agree not to enter into any further amendment of this Agreement without the prior written consent of Parent.

                                      II.

   Except as expressly provided herein, the Agreement shall remain in full force and effect.

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   IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of May
21, 2002.

                                                 CALIFORNIA FEDERAL BANK, A
                                                   FEDERAL SAVINGS BANK

                                          By:    -----------------------------
                                          Name:    ---------------------------
                                          Title:   ---------------------------

                                          -------------------------------------
                                          Gerald J. Ford

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